Exhibit 99.1


                                                         1400 Union Meeting Road
                                                         Blue Bell, PA 19422
                                                         Phone:  215-619-2700
Stockholder Contacts:
Stephen E. Markert, Jr. of C&D: 215-619-7835
Joseph Crivelli of Gregory FCA, for C&D: 610-642-8253 Ext. 23

                              For immediate release

           C&D TECHNOLOGIES, INC. PRICES $60 MILLION CONVERTIBLE NOTES

     Blue Bell, PA--November 17, 2005-- C&D Technologies, Inc. (NYSE: CHP) announced today the pricing of its offering of $60 million aggregate principal amount of convertible senior notes due 2025 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The notes will bear interest at a rate of 5.25% per year. The sale of the notes to the initial purchasers is expected to settle on November 21, 2005.

     The notes will be convertible into the company's common stock under certain circumstances at an initial conversion rate of 118.0638 per $1,000 principal amount of the notes, which is equal to a conversion price of approximately $8.47 per share. The initial conversion price represents a premium of approximately 21% relative to the closing price of the company's common stock on the New York Stock Exchange on November 16, 2005. The company may redeem some or all of the notes on or after November 1, 2010 and prior to November 1, 2012, for cash at a redemption price of 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, if in the previous 30 consecutive trading days ending on the trading day before the date of the mailing of the provisional redemption notice the closing sale price of its common stock exceeds 130% of the conversion


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price for at least 20 trading  days.  The company may also redeem some or all of the notes for cash at any time on or after November 1, 2012 at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interests, if any.

     The company has also granted the initial purchasers a 30-day option to purchase up to an additional $15 million aggregate principal amount of notes.

     The closing of the convertible notes offering is expected to occur on November 21, 2005, and is subject to the satisfaction of customary closing conditions.

     The company intends to use all of the $57.6 million net proceeds to repay outstanding borrowings under its existing senior secured credit facility.

     This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

     The notes, and the common stock issuable upon conversion of the notes, will not initially be registered under the Securities Act of 1933, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

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Forward-looking Statements:

     This press release may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward-looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2005, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company's actual results to differ materially from those expressed in any forward-looking statements made herein.

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